Exhibit 99.1

SIGA Reports Financial Results for Three and Six Months Ended June 30, 2022

-   Approximately $9 Million of Product Sales in the Second Quarter, including First Oral TPOXX® Sale to the U.S. Department of Defense and Approximately $5 Million of International Sales –

-  Received Approximately $60 Million of International Orders for Oral TPOXX® Year to Date, from Ten Jurisdictions under New and Existing Contracts -

- Corporate Update Conference Call Today at 4:30 PM ET

August 4, 2022, 4:05 pm ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three and six months ended June 30, 2022.

“SIGA’s second quarter financial results reflect the first sales of oral TPOXX to a new international jurisdiction in the Asia-Pacific region as well as the U.S. Department of Defense (DoD),” said Phil Gomez, CEO of SIGA. “In combination with the first sale of the intravenous formulation of TPOXX (“IV TPOXX”) in the first quarter of 2022, the Company continues to expand and diversify its revenue base.  We expect this positive trend to continue in the second half of 2022 as we have received year to date, as of July 31, approximately $60 million of international orders from ten international jurisdictions, of which nine of the jurisdictions are first-time customers.  We believe the increasing number of international governments that are procuring oral TPOXX, as well as the large number of inquiries regarding TPOXX procurement, highlight the overall importance of health security preparedness, and that by increasing both the scale and scope of TPOXX stockpiling, countries can be better prepared for the outbreak risks of smallpox, monkeypox, and other viruses in the orthopoxvirus family of viruses and make sure that patients are able to access treatment.”

Summary Financial Results
($ in millions, except per share amounts)

Second Quarter 2022 in comparison to Second Quarter 2021

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
Total Revenues	$16.7	$8.7
Operating Income (1)	$3.1	$0.0
Income before Income Taxes (1)	$3.2	$0.5
Net Income	$2.0	$0.2
Diluted Income (Loss) per Share	$0.03 per share	($0.00) per share

Six Months Ended June 30, 2022 in comparison to Six Months Ended June 30, 2021

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Total Revenues	$27.2	$13.5
Operating Income (Loss) (1)	$1.6	$(2.0)
Income (Loss) before Income Taxes (1)	$2.1	$(0.6)
Net Income (Loss)	$1.7	$(0.6)
Diluted Income (Loss) per Share	$0.02 per share	($0.03) per share
(1) Operating Income / (Loss) excludes, and Income / (Loss) before Income Taxes includes, interest income, and adjustments to the fair value of the Company’s outstanding warrant. Both line items exclude the impact of income taxes.

Key Business and Operational Activity

•
This year, through July 31, SIGA has received approximately $60 million of international orders for oral TPOXX (tecovirimat) from ten jurisdictions, of which nine are new customers.  Approximately $5 million of these orders were delivered in the second quarter of 2022, approximately $26 million is expected to be delivered in the third quarter of 2022, and the remaining orders are expected to be fulfilled between October 1, 2022 and July 31, 2023.

•
On July 8, the Company announced that the United Kingdom had approved oral tecovirimat (known in the U.S. as oral TPOXX) for the treatment of smallpox, monkeypox, cowpox, and vaccinia complications following vaccination against smallpox in adults and children with a body weight of at least 13kg. This regulatory approval follows the regulatory approval by the European Medicines Agency (EMA) in January 2022, with a similar label.

•
In the second quarter of 2022, the Company made its first sales of oral TPOXX to a jurisdiction in the Asia-Pacific region and to the DoD, continuing a positive trend of expanding and diversifying its revenue base.  In the first quarter of 2022, the Company made its first sale of IV TPOXX to the U.S. Government.

•	On May 19, the Company announced that the U.S. Food & Drug Administration (FDA) approved the intravenous formulation of TPOXX (IV TPOXX).

Capital Management Activity

During the second quarter of 2022, SIGA declared and paid a special cash dividend of $0.45 per share.  Additionally, the Company repurchased approximately 0.5 million shares of its common stock, for approximately $3.6 million.

Monkeypox Outbreak

Starting in June 2022, procurement orders for oral TPOXX® from new international jurisdictions, as well as orders under existing contracts, have occurred as SIGA has received a large and ongoing number of inquiries about accessing oral TPOXX in connection with a global monkeypox outbreak.  The Company believes that a portion of the courses of oral TPOXX delivered under these orders will be used for the treatment of active monkeypox cases as part of a response to this outbreak by the global health community.

Monkeypox is a disease caused by infection with the monkeypox virus. Monkeypox virus is part of the same family of viruses as smallpox. Monkeypox symptoms are similar to smallpox, but not as severe and with historical fatality in Africa of less than 1% to 10% depending on region and clade.   The first human case of monkeypox was recorded in 1970. Since then, monkeypox has been reported in several central and western African countries, with case numbers greatly increasing in recent years. Prior to the ongoing 2022 outbreak, nearly all monkeypox cases in people outside of Africa were linked to international travel to countries where the disease commonly occurs, or through imported animals, including two cases in the United States in 2021. These cases are currently occurring on multiple continents.  On July 23, 2022, the World Health Organization (WHO) declared the monkeypox outbreak as a public health emergency of international concern.

COVID-19 Pandemic

The COVID-19 pandemic has caused significant societal and economic disruption.  Such disruption, and the associated risks and costs, are expected to continue for an indeterminate period of time.  Given the uncertain scale, scope, and current and future impact of the pandemic, the Company is regularly reviewing business and financial risks, and seeking coordination with its government partners with respect to the performance of current and future contract timing and execution.  Additionally, the Company is coordinating closely with service providers and vendors, in particular contract manufacturing organizations that constitute our supply chain, with respect to direct and indirect actions and risks caused by the COVID-19 pandemic.

The COVID-19 pandemic has not adversely affected the liquidity position of the Company.  With regard to day-to-day operations, the COVID-19 pandemic, and the secondary effects of the pandemic, have at times slowed the daily pace of execution of government contracts as well as new contract generation. For example, U.S. and foreign government staffs overseeing health security preparedness have been involved directly or indirectly in governmental responses to the pandemic, which has diverted government staff time that might normally have been directed toward contract matters involving SIGA. Additionally, the COVID-19 pandemic, and the secondary effects of the pandemic have increased the risk of delays in connection with a broad range of operational activities, including: supply chain procurement of raw materials and manufacturing; and certain research and development activities, such as those that involve clinical trials. While the Company does not currently expect any pandemic-related delays in such operational activities to have a material adverse impact on the financial condition of the Company or its long-term performance, the Company cannot give assurances as to the full extent of the impact at this time.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, August 4, 2022, at 4:30 P.M. ET.

Participants may access the call by dialing 1-877-425-9470 for domestic callers or 1-201-389-0878 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com under the 'Events & Presentations' tab in the Investor Relations section, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 13730372. The archived webcast will be available in the Events and Presentations section of the Company's website.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX is a novel small-molecule drug and the US maintains a supply of TPOXX under Project BioShield. The oral formulation of TPOXX was approved by the FDA for the treatment of smallpox in 2018, and the IV formulation was approved for the same indication in 2022. The full label is available by clicking here. Oral tecovirimat received approval from the European Medicines Agency (EMA) and the Medicines and Healthcare Products Regulatory Agency (MHRA) in the United Kingdom in 2022. The EMA and UK approvals include labeling for oral tecovirimat indicating its use for the treatment of smallpox, monkeypox, cowpox, and vaccinia complications following vaccination against smallpox. The full label is available by clicking here. In September 2018, SIGA signed a contract with the Biomedical Advanced Research and Development Authority (BARDA), part of the office of the Assistant Secretary for Preparedness and Response within the U.S. Department of Health and Human Services, for additional procurement and development related to both oral and intravenous formulations of TPOXX. For more information about SIGA, please visit www.siga.com.

About Smallpox

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally-occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

About Monkeypox

Monkeypox is a disease caused by infection with the monkeypox virus. Monkeypox virus is part of the same family of viruses as smallpox. Monkeypox symptoms are similar to smallpox, but not as severe and with historical fatality in Africa of less than 1% to 10% depending on region and clade.  The first human case of monkeypox was recorded in 1970. Since then, monkeypox has been reported in several central and western African countries, with case numbers greatly increasing in recent years. Prior to the ongoing 2022 outbreak, nearly all monkeypox cases in people outside of Africa were linked to international travel to countries where the disease commonly occurs, or through imported animals, including two cases in the United States in 2021. These cases are currently occurring on multiple continents.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to the progress of SIGA’s development programs and timelines for bringing products to market, delivering products to the Strategic Stockpile, the enforceability of our procurement contracts, such as the 19C BARDA Contract (the "BARDA Contracts"), with BARDA, the impact of the COVID pandemic and responding to the global outbreak of monkeypox. The words or phrases “can be,” “expects,” “may affect,” “may depend,” “believes,” “estimate,” “project” and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that BARDA elects, in its sole discretion as permitted under the BARDA Contracts, not to exercise all, or any, of the remaining unexercised options under those contracts, (ii) the risk that SIGA may not complete performance under the BARDA Contracts on schedule or in accordance with contractual terms, (iii) the risk that the BARDA Contracts are modified or canceled at the request or requirement of the U.S. Government, (iv) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to successfully market TPOXX® internationally, (v) the risk that potential products, including potential alternative uses or formulations of TPOXX® that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (vi) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products or uses, (vii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (viii) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (ix) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking or obtaining needed approvals to market these products, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xi) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiii) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xiv) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, such as COVID-19, are ineffective and may adversely affect SIGA’s business, and (xv) risks associated with responding to the current monkeypox outbreak, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov. All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Contacts:

Investor Contact
Laine Yonker, Edison Group
lyonker@edisongroup.com

Michael Crawford, Edison Group
mcrawford@edisongroup.com

Public Relations
Doug Haslam, Berry & Company
dhaslam@berrypr.com

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of

	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$114,530,926	$103,138,819
Accounts receivable	19,598,122	83,650,450
Inventory	16,431,382	19,510,379
Prepaid expenses and other current assets	3,083,027	2,453,444
Total current assets	153,643,457	208,753,092

Property, plant and equipment, net	2,109,720	2,365,957
Deferred income taxes, net	3,039,814	2,422,607
Goodwill	898,334	898,334
Other assets	249,170	286,585
Total assets	$159,940,495	$214,726,575
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,214,617	$2,028,004
Accrued expenses and other current liabilities	14,844,830	9,252,812
Income tax payable	634,619	19,207,042
Total current liabilities	16,694,066	30,487,858

Warrant liability	—	6,521,441
Other liabilities	3,477,575	3,402,869
Total liabilities	20,171,641	40,412,168
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 73,024,147 and 73,543,602, issued and outstanding at June 30, 2022 and December 31, 2021, respectively)	7,302	7,354
Additional paid-in capital	232,942,666	226,070,308
Accumulated deficit	(93,181,114)	(51,763,255)
Total stockholders’ equity	139,768,854	174,314,407
Total liabilities and stockholders’ equity	$159,940,495	$214,726,575

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
INCOME (LOSS) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Product sales and supportive services	$8,615,765	$6,924,162	$15,936,637	$10,447,505
Research and development	8,051,280	1,729,127	11,269,708	3,019,528
Total revenues	16,667,045	8,653,289	27,206,345	13,467,033

Operating expenses
Cost of sales and supportive services	882,096	995,990	5,602,212	1,246,838
Selling, general and administrative	5,874,139	5,392,226	9,585,427	9,641,744
Research and development	6,840,099	2,263,971	10,386,876	4,566,756
Total operating expenses	13,596,334	8,652,187	25,574,515	15,455,338
Operating income/(loss)	3,070,711	1,102	1,631,830	(1,988,305)
Gain from change in fair value of warrant liability	49,559	442,269	400,663	1,361,070
Other income, net	72,373	24,235	95,694	49,803
Income/(loss) before income taxes	3,192,643	467,606	2,128,187	(577,432)
Provision for income taxes	(1,155,581)	(298,406)	(452,175)	(65,473)
Net and comprehensive income/(loss)	$2,037,062	$169,200	$1,676,012	$(642,905)
Basic income/(loss) per share	$0.03	$0.00	$0.02	$(0.01)
Diluted income/(loss) per share	$0.03	$(0.00)	$0.02	$(0.03)
Weighted average shares outstanding: basic	72,678,333	75,810,641	72,873,366	76,281,211
Weighted average shares outstanding: diluted	73,332,888	76,660,054	73,699,226	77,128,973